[Letterhead of Shearman & Sterling LLP]

Exhibit 5.1

September 11, 2013

ADS Waste Holdings, Inc.

90 Fort Wade Road

Ponte Vedra, Florida 32801

ADS Waste Holdings, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to ADS Waste Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of the Company’s 8  1⁄4% Senior Notes due 2020 (the “Exchange Notes”) and the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed on Schedule A hereto (the “Guarantors”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offer”) up to $550,000,000 aggregate principal amount of Exchange Notes for a like amount of its outstanding 8  1⁄4% Senior Notes due 2020 issued on October 9, 2012 (the “Unregistered Notes”), which have not been registered under the Securities Act, and to exchange the Exchange Note Guarantees for the full and unconditional guarantees, on a senior unsecured basis, as to the payment of principal and interest on the Unregistered Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued upon consummation of the Exchange Offer pursuant to an indenture, dated as of October 9, 2012 (as amended and supplemented, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In our capacity as counsel to the Company, we have reviewed originals or copies of the following documents:

(a)	The Indenture, including the terms relating to the Exchange Note Guarantees.

(b)	The form of the Exchange Notes.

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The registration rights agreement, dated as of October 9, 2012, among the Company and Deutsche Bank Securities Inc., as representative of the several Initial Purchasers named therein.

(d)	Originals or copies of such other corporate records of the Company and the Guarantors, certificates of public officials and of officers of the Company and the Guarantors and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Opinion Documents and other documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company and the Guarantors.

(e)	That each of the Opinion Documents is the legal, valid and binding obligation of each party thereto, other than the Company and the Guarantors, enforceable against each such party in accordance with its terms.

(f)	That:

(i) The execution, delivery and performance by each of the Company and the Guarantors of the Opinion Documents to which it is a party have been duly authorized by all necessary action (corporate or otherwise) and do not:

(A) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(B) except with respect to any documents and agreements filed as exhibits to the Registration Statement, result in any conflict with, or breach of any agreement or document binding on it.

(ii) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by any of the Company or the Guarantors of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

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“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the transactions governed by the Opinion Documents, and for purposes of assumption paragraph (f) above and our opinions (i) and (ii) below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Guarantors, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to the specific assets or business of any party to any of the Opinion Documents or any of its affiliates.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that (i) the Exchange Notes have been duly authorized by the Company and when duly executed and delivered by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and if and when issued upon consummation of the Exchange Offer as set forth in the Registration Statement, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, (ii) the Exchange Note Guarantees by the New York and Delaware corporate Guarantors listed on Schedule B hereto have been duly authorized by such Guarantors, and (iii) when the Exchange Notes have been duly executed and delivered by the Company upon consummation of the Exchange Offer as set forth in the Registration Statement, each Exchange Note Guarantee will be the legal, valid and binding obligation of the respective Exchange Note Guarantor, enforceable against such Guarantor in accordance with its terms and entitled to the benefits of the Indenture.

Our opinions expressed above are subject to the following qualifications:

(a)	Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)	Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)

Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law. With respect to all matters of applicable law, other than the Generally Applicable Law, we have without any independent investigation on our part assumed the accuracy and, to the extent necessary in connection with the opinions contained herein, relied upon the opinions, dated the date hereof, furnished to you of (i) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, special South Carolina counsel to certain Guarantors, (ii) Balch & Bingham LLP, special Alabama counsel to certain Guarantors, (iii) Bass, Berry & Sims PLC, special Tennessee counsel to a Guarantor, (iv) DeWitt, Ross & Stevens S.C., special Wisconsin counsel to certain Guarantors, (v) Husch

3

Blackwell LLP, special Missouri counsel to certain Guarantors, (vi) Ice Miller LLP, special Indiana counsel to certain Guarantors, (vii) McCarter & English, LLP, special New Jersey and Pennsylvania counsel to certain Guarantors, (viii) Miller & Wells, PLLC, special Kentucky counsel to certain Guarantors, (ix) Oppenheimer Wolff & Donnelly LLP, special Minnesota counsel to certain Guarantors, (x) Richards, Layton & Finger, P.A., special Delaware counsel to certain non-corporate Guarantors, (xi) Rogers Towers, P.A., special Georgia and Florida counsel to certain Guarantors, (xii) Saul Ewing LLP, special Maryland counsel to certain Guarantors, (xiii) Varnum LLP, special Michigan counsel to certain guarantors, and (xiv) Winston & Strawn, LLP, special North Carolina and Illinois counsel to certain Guarantors, in each case delivered to you on the date hereof, and our opinions are subject to the same assumptions, qualifications and limitations with respect to matters of relevant state law expressed in each such opinion.

This opinion letter is rendered to you in connection with the Exchange Offer.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

JD/RA/AV

MB

4

SCHEDULE A

Subsidiary Guarantors

ADS Renewable Energy—Eagle Point, LLC

ADS Renewable Energy—Stones Throw, LLC

ADS Renewable Energy—Wolf Creek, LLC

ADS Solid Waste of NJ, Inc.

Advanced Disposal Recycling Services Atlanta, LLC

Advanced Disposal Recycling Services Gulf Coast, LLC

Advanced Disposal Recycling Services, LLC

Advanced Disposal Services Alabama CATS, LLC

Advanced Disposal Services Alabama EATS, LLC

Advanced Disposal Services Alabama Holdings, LLC

Advanced Disposal Services Alabama, LLC

Advanced Disposal Services Arbor Hills Landfill, Inc.

Advanced Disposal Services Atlanta, LLC

Advanced Disposal Services Augusta, LLC

Advanced Disposal Services Biloxi MRF, LLC

Advanced Disposal Services Biloxi Transfer Station, LLC

Advanced Disposal Services Birmingham, Inc.

Advanced Disposal Services Blackfoot Landfill, Inc.

Advanced Disposal Services Blue Ridge Landfill, Inc.

Advanced Disposal Services Carolinas Holdings, LLC

Advanced Disposal Services Carolinas, LLC

Advanced Disposal Services Cedar Hill Landfill, Inc.

Advanced Disposal Services Central Florida, LLC

Advanced Disposal Services Chestnut Valley Landfill, Inc.

Advanced Disposal Services Cobb County Recycling Facility, LLC

Advanced Disposal Services Cobb County Transfer Station, LLC

Advanced Disposal Services Cranberry Creek Landfill, LLC

Advanced Disposal Services Cypress Acres Landfill, Inc.

Advanced Disposal Services Eagle Bluff Landfill, Inc.

Advanced Disposal Services East, Inc.

Advanced Disposal Services Emerald Park Landfill, LLC

Advanced Disposal Services Evergreen Landfill, Inc.

Advanced Disposal Services Georgia Holdings, LLC

Advanced Disposal Services Glacier Ridge Landfill, LLC

Advanced Disposal Services Greentree Landfill, LLC

Advanced Disposal Services Gulf Coast, LLC

Advanced Disposal Services Gwinnett Transfer Station, LLC

Advanced Disposal Services Hancock County, LLC

Advanced Disposal Services Hickory Meadows Landfill, LLC

Advanced Disposal Services Hoosier Landfill, Inc.

Advanced Disposal Services Jackson, LLC

Advanced Disposal Services Jacksonville, LLC

Advanced Disposal Services Jones Road, LLC

Advanced Disposal Services Lancaster Landfill, LLC

Advanced Disposal Services Lehigh Valley, Inc.

Advanced Disposal Services Lithonia Transfer Station, LLC

Advanced Disposal Services Macon, LLC

Advanced Disposal Services Magnolia Ridge Landfill, LLC

Advanced Disposal Services Mallard Ridge Landfill, Inc.

Advanced Disposal Services Maple Hill Landfill, Inc.

Advanced Disposal Services Middle Georgia, LLC

Advanced Disposal Services Midwest, LLC

Advanced Disposal Services Milledgeville Transfer Station, LLC

Advanced Disposal Services Mississippi, LLC

Advanced Disposal Services Mobile Transfer Station, LLC

Advanced Disposal Services Morehead Landfill, Inc.

Advanced Disposal Services National Accounts Holdings, Inc

Advanced Disposal Services National Accounts, Inc.

Advanced Disposal Services National Accounts, LLC

Advanced Disposal Services North Alabama Landfill, LLC

Advanced Disposal Services North Florida, LLC

Advanced Disposal Services North Georgia, LLC

Advanced Disposal Services Oak Ridge Landfill, Inc.

Advanced Disposal Services Orchard Hills Landfill, Inc.

Advanced Disposal Services Pasco County, LLC

Advanced Disposal Services Pecan Row Landfill, LLC

Advanced Disposal Services Pontiac Landfill, Inc.

Advanced Disposal Services Prattville C&D Landfill, LLC

Advanced Disposal Services Randolph County, LLC

Advanced Disposal Services Renewable Energy, LLC

Advanced Disposal Services Rogers Lake, LLC

Advanced Disposal Services Rolling Hills Landfill, Inc.

Advanced Disposal Services Selma Transfer Station, LLC

Advanced Disposal Services Seven Mile Creek Landfill, LLC

Advanced Disposal Services Shippensburg, LLC

Advanced Disposal Services Skippack, Inc.

Advanced Disposal Services Smyrna Transfer Station, LLC

Advanced Disposal Services Solid Waste Leasing Corp.

Advanced Disposal Services Solid Waste Midwest, LLC

Advanced Disposal Services Solid Waste of PA, Inc.

Advanced Disposal Services Solid Waste Southeast, Inc

Advanced Disposal Services Somerset, Inc.

Advanced Disposal Services South Carolina, LLC

Advanced Disposal Services South, Inc.

Advanced Disposal Services Star Ridge Landfill, Inc.

Advanced Disposal Services Stateline, LLC

Advanced Disposal Services Sumner Landfill, Inc.

Advanced Disposal Services Taylor County Landfill, LLC

Advanced Disposal Services Tennessee Holdings, Inc.

Advanced Disposal Services Tennessee, LLC

Advanced Disposal Services Valley Meadows Landfill, LLC

Advanced Disposal Services Valley View Landfill, Inc.

Advanced Disposal Services Vasko Rubbish Removal, Inc.

Advanced Disposal Services Vasko Solid Waste, Inc.

Advanced Disposal Services Wayne County Landfill, Inc.

Advanced Disposal Services Zion Landfill, Inc.

Arrow Disposal Service, LLC

Baton Rouge Renewable Energy LLC

Burlington Transfer Station, Inc.

Cartersville Transfer Station, LLC

Caruthers Mill C&D Landfill, LLC

Champion Transfer Station, Inc.

Coastal Recyclers Landfill, LLC

Community Refuse Service, Inc.

Community Refuse Service, LLC

Diller Transfer Station, Inc.

Doraville Transfer Station, LLC

Eagle Point Landfill, LLC

Eastern Trans-Waste of Maryland, Inc.

Eco-Safe Systems, LLC

Firetower Landfill, LLC

Hall County Transfer Station, LLC

Harmony Landfill, LP

Highstar Galante, Inc.

Highstar Royal Oaks I, Inc.

Highstar Royal Oaks II, Inc.

Highstar Waste Acquisition Corp.

Hinkle Transfer Station, Inc.

HWStar Holdings Corp.

IWStar Waste Holdings Corp.

Jones Road Landfill and Recycling, Ltd

Land and Gas Reclamation, Inc.

Landsouth, Inc.

Middleton, LLC

Moretown Landfill, Inc.

Mostoller Landfill, Inc.

Mostoller Landfill, LLC

MWStar Waste Holdings Corp.

Nassau County Landfill, LLC

NEWS MA Holdings, Inc.

NEWS Mid-Atlantic Holdings, Inc.

NEWS North East Holdings, Inc.

NEWS PA Holdings, Inc.

NEWStar Waste Holdings Corp.

North East Waste Services, Inc.

North East Waste Transport, Inc.

Old Kings Road Solid Waste, LLC

Old Kings Road, LLC

Oxford Transfer Station, LLC

Parker Sanitation II, Inc.

Pasco Lakes Inc.

PDC Disposal Co., Inc.

Site Services, LLC

Somerset Hauling, Inc.

South Hadley Landfill, LLC

South Suburban, LLC

SSI Southland Holdings, Inc.

St. Johnsbury Transfer Station, Inc.

Stone’s Throw Landfill, LLC

Summit, Inc.

Superior Waste Services of New York City, Inc.

Tallassee Waste Disposal Center, Inc.

Trestle Park Carting, Inc.

Trestle Transport, Inc.

Turkey Trot Landfill, LLC

Vermont Hauling, Inc.

Waitsfield Transfer Station, Inc.

WBLF Acquisition Company, LLC

Welcome All Transfer Station, LLC

Western Maryland Waste Systems, LLC

Wolf Creek Landfill, LLC

WSI Medical Waste Systems, Inc.

WSI of New York, Inc.

WSI Sandy Run Landfill, Inc.

WSI Sandy Run Landfill, LLC

SCHEDULE B

Covered Guarantors

Advanced Disposal Services East, Inc.

Advanced Disposal Services National Accounts Holdings, Inc

Advanced Disposal Services South, Inc.

Advanced Disposal Services Tennessee Holdings, Inc.

Burlington Transfer Station, Inc.

Highstar Galante, Inc.

Highstar Royal Oaks I, Inc.

Highstar Royal Oaks II, Inc.

Highstar Waste Acquisition Corp.

HWStar Holdings Corp.

IWStar Waste Holdings Corp.

Moretown Landfill, Inc.

NEWS MA Holdings, Inc.

NEWS Mid-Atlantic Holdings, Inc.

NEWS North East Holdings, Inc.

NEWS PA Holdings, Inc.

NEWStar Waste Holdings Corp.

North East Waste Services, Inc.

Somerset Hauling, Inc.

SSI Southland Holdings, Inc.

St. Johnsbury Transfer Station, Inc.

Superior Waste Services of New York City, Inc.

Vermont Hauling, Inc.

Waitsfield Transfer Station, Inc.

WSI Medical Waste Systems, Inc.

WSI of New York, Inc.

WSI Sandy Run Landfill, Inc.

B-1